Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

APPLE INC.

(as of August 17, 2022)

APPLE INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I

CORPORATE OFFICES

1.1 Principal Office

The Board of Directors shall fix the location of the principal executive office of Apple Inc. (the “Corporation”) at any place within or outside the State of California. If the principal executive office is located outside California and the Corporation has one or more business offices in California, then the Board of Directors shall fix and designate a principal business office in California.

1.2 Other Offices

The Board of Directors may at any time establish branch or subordinate offices at any place or places.

ARTICLE II

DIRECTORS

2.1 Powers

Subject to the provisions of the California General Corporation Law (the “Code”), any limitations in the Restated Articles of Incorporation of the Corporation (the “Articles of Incorporation”), and these Amended and Restated Bylaws (these “Bylaws”) relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors.

2.2 Number

The number of directors of the Corporation shall be not less than five (5) nor more than nine (9). The exact number of directors shall be nine (9) until changed within the limits specified above, by a bylaw amending this Section 2.2, duly adopted by the Board of Directors or by the shareholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by a duly adopted amendment to the Articles of Incorporation or by amendment to these Bylaws duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting of the shareholders, or the shares not consenting in the case of action by written consent, are equal to more than sixteen and two-thirds percent (16 2/3%) of the outstanding shares entitled to vote. No amendment may change the stated maximum number of authorized directors to a number greater than two (2) times the stated minimum number of directors minus one (1).

2.3 Compensation

Directors and members of committees may receive such compensation, if any, for their services, and may be reimbursed for expenses, as fixed or determined by resolution of the Board of Directors. This Section 2.3 shall not be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation for those services.

2.4 Election and Term of Office

Each director shall be elected to serve until the annual meeting of shareholders held in the following fiscal year and until such director’s successor shall have been duly elected and qualified. Notwithstanding the foregoing, the term of any incumbent director who fails to be elected by “approval of the shareholders” as defined in Section 153 of the Code in an Uncontested Election (as such term is defined below) and who has not earlier resigned will end on the date that is the earlier of (a) ninety (90) days after the date on which the voting results are determined pursuant to Section 707 of the Code and (b) the date on which the Board of Directors selects a person to fill the office held by that director in accordance with the procedures set forth in Section 2.5. For purposes of these Bylaws, an “Uncontested Election” means an election of directors in which, at the expiration of the later of the time fixed for nomination of director candidates pursuant to (x) Section 5.14 regarding advance notice and (y) Section 5.15 regarding proxy access, the number of candidates for election does not exceed the number of directors to be elected by the shareholders at that election.

2.5 Vacancies and Resignations

(a) A vacancy or vacancies on the Board of Directors shall be deemed to exist (i) in the event of the death, resignation or removal of any director, (ii) if the authorized number of directors is increased, (iii) if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be elected at that meeting, (iv) if the Board of Directors declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or (v) at the end of the term of an incumbent director who fails to be elected by approval of the shareholders as set forth in Section 2.4.

(b) Except for a vacancy caused by the removal of a director as provided in Section 2.7, a vacancy may be filled by approval of the board, or if the number of directors then in office is less than a quorum by (i) the unanimous written consent of the directors then in office, (ii) the affirmative vote of a majority of the directors then in office, or (iii) a sole remaining director. Vacancies created by the removal of a director shall be filled only by approval of the shareholders or by the unanimous written consent of all shares entitled to vote.

(c) The shareholders may elect a director at any time to fill a vacancy or vacancies not filled by the directors, but any such election by written consent, other than to fill a vacancy created by removal, shall require the consent of a majority of the outstanding shares entitled to vote thereon. A director may not be elected by written consent to fill a vacancy created by removal except by unanimous consent of all shares entitled to vote for the election of directors.

(d) Any director may resign effective upon giving written notice to the Secretary of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective. A reduction of the authorized number of directors shall not remove any director prior to the expiration of such director’s term of office.

2.6 Chair of the Board and Lead Directors

The Corporation may have, at the discretion of the Board of Directors, a Chair of the Board of Directors and/or one or more Lead Directors. The Chair of the Board of Directors, if there is one, or a Lead Director, shall have the power to preside at all meetings of the Board of Directors and shall have such other powers and shall be subject to such other duties as the Board of Directors may from time to time prescribe or as may be prescribed by these Bylaws. If there is more than one Lead Director, the Board of Directors may prescribe different responsibilities to each Lead Director.

2.7 Removal

The entire Board of Directors or any individual director may be removed without cause from office by an affirmative vote of a majority of the outstanding shares entitled to vote; provided that, unless the entire Board of Directors is removed, no director shall be removed when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively (without regard to whether such shares may be voted cumulatively) at an election at which the same total number of votes were cast, or, if such action is taken by written consent, all shares entitled to vote were voted, and either the number of directors elected at the most recent annual meeting of shareholders, or if greater, the number of directors for whom removal is being sought, were then being elected. If any or all directors are so removed, new directors may be elected at the same meeting or at a subsequent meeting. If at any time a class or series of shares is entitled to elect one or more directors under authority granted by the Articles of Incorporation, the provisions of this Section 2.7 shall apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

ARTICLE III

OFFICERS

3.1 Officers

The officers of the Corporation shall be a Chief Executive Officer, a Secretary, and a Chief Financial Officer. The Chief Executive Officer shall be deemed the president of the Corporation for purposes of the Code. The Corporation may also have, at the discretion of the Board of Directors, a Chair of the Board of Directors, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers, and such officers as may be appointed in accordance with the provisions of Section 3.3. Any number of offices may be held by the same person.

3.2 Appointment of Officers

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3.3, shall be chosen by the Board of Directors and serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

3.3 Subordinate Officers

The Board of Directors may appoint, or may empower the Chair of the Board of Directors or the Chief Executive Officer to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors or such delegatee may from time to time determine.

3.4 Term of Office and Compensation

The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by the Board of Directors from time to time at its pleasure, subject to the rights, if any, of an officer under any contract of employment.

3.5 Removal or Resignation

(a) Subject to the rights, if any, of an officer under any contract of employment, all officers serve at the pleasure of the Board of Directors and any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting of the Board of Directors, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

(b) Any officer may resign at any time upon written notice to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice, and, unless otherwise necessary to make it effective, the acceptance of the resignation shall not be necessary to make it effective.

3.6 Vacancies

A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed by these Bylaws for regular appointments to that office.

3.7 Chief Executive Officer

The powers and duties of the Chief Executive Officer are:

(a) To act as the general manager and chief executive officer of the Corporation and, subject to the direction of the Board of Directors, to have general supervision, direction, and control of the business and affairs of the Corporation.

(b) To preside as the chair of the meeting at all meetings of the shareholders and, in the absence of the Chair of the Board of Directors and a Lead Director or if there is no Chair of the Board of Directors or Lead Director, at all meetings of the Board of Directors.

(c) To call meetings of the shareholders and meetings of the Board of Directors to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as the Chief Executive Officer shall deem proper.

(d) To affix the signature of the Corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates, and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; to sign certificates for shares of stock of the Corporation; and, subject to the direction of the Board of Directors, to have general charge of the property of the Corporation and to supervise and control all officers, agents, and employees of the Corporation.

3.8 President Pro Tem

If none of the Chair of the Board of Directors, any Lead Director, or the Chief Executive Officer is present at any meeting of the Board of Directors, a President pro tem may be chosen by the Board of Directors to preside as the chair of that meeting. The Board of Directors may choose a President pro tem to preside as the chair of a shareholder meeting in lieu of the Chief Executive Officer.

3.9 Vice President

The titles, powers, and duties of the Vice President or Vice Presidents shall be prescribed by the Board of Directors. In case of the absence, disability, or death of the Chief Executive Officer, the Vice President or one of the Vice Presidents, shall exercise all of the Chief Executive Officer’s powers and perform all of the Chief Executive Officer’s duties. If there is more than one Vice President, the order in which the Vice Presidents shall succeed to the powers and duties of the Chief Executive Officer shall be as fixed by the Board of Directors.

3.10 Secretary

The powers and duties of the Secretary are:

(a) To keep a book of minutes at the principal executive office of the Corporation, or such other place as the Board of Directors may order, of all meetings of its directors and shareholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof.

(b) To keep the seal of the Corporation and to affix the same to all instruments which may require it.

(c) To keep or cause to be kept at the principal executive office of the Corporation, or at the office of the transfer agent or agents, a record of the shareholders of the Corporation, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder, the number and date of any certificates issued for shares, appropriate records with respect to uncertificated shares issued, the number and date of cancellation of every certificate surrendered for cancellation, and the number and date of every replacement certificate or the appropriate records for uncertificated shares issued for surrendered, lost, stolen, or destroyed certificates.

(d) To keep a supply of certificates for shares of the Corporation, to fill in and sign all certificates issued or prepare the initial transaction statement or written statements for uncertificated shares, and to make a proper record of each such issuance; provided that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

(e) To transfer upon the share books of the Corporation or in accordance with a direct registration program as provided in Section 7.4(b) any and all shares of the Corporation; provided that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each share shall be subject to the reasonable regulations of the transfer agent to which the shares are presented for transfer and, also, if the Corporation then has one or more duly appointed and acting registrars, subject to the reasonable regulations of the registrar to which a new certificate or a new issuance of shares is presented for registration; and provided, further, that no shares shall be issued, recorded, or delivered, or, if issued, recorded, or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated, as applicable, in the manner provided in Section 7.4.

(f) To make service and publication of all notices that may be necessary or proper and without command or direction from anyone. In case of the absence, disability, refusal, or neglect of the Secretary to make service or publication of any notices, then such notices may be served and/or published by the Chief Executive Officer, an Assistant Secretary, or a Vice President, by any person thereunto authorized by any of them, by the Board of Directors, or by the holders of a majority of the outstanding shares of the Corporation.

(g) Generally to do and perform all such duties as pertain to such office and as may be required by the Board of Directors or these Bylaws.

3.11 Chief Financial Officer

The powers and duties of the Chief Financial Officer are:

(a) To supervise and control the keeping and maintaining of adequate and correct accounts of the Corporation’s properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. The books of account shall at all reasonable times be open to inspection by any director.

(b) To have the custody of all funds, securities, evidences of indebtedness, and other valuable documents of the Corporation and, at the Chief Financial Officer’s discretion, to cause any or all thereof to be deposited for the account of the Corporation with such depository as may be designated from time to time by the Board of Directors.

(c) To receive or cause to be received, and to give or cause to be given, receipts and acquittances for moneys paid in for the account of the Corporation.

(d) To disburse, or cause to be disbursed, all funds of the Corporation as may be directed by the Chief Executive Officer or the Board of Directors, taking proper vouchers for such disbursements.

(e) To render to the Chief Executive Officer or to the Board of Directors, whenever either may require, accounts of all transactions as Chief Financial Officer and of the financial condition of the Corporation.

(f) Generally to do and perform all such duties as pertain to such office and as may be required by the Board of Directors or these Bylaws.

Unless the Board of Directors has elected a separate treasurer, the Chief Financial Officer shall be deemed to be the Corporation’s treasurer for purposes of giving any reports or executing any certificates or documents.

3.12 Divisional and Other Officers Appointed by the Chief Executive Officer

(a) The Chief Executive Officer of the Corporation shall have the power, in the exercise of the Chief Executive Officer’s discretion, to appoint additional persons to hold positions and titles such as vice president of a division of the Corporation or president of a division of the Corporation, or similar such titles, as the business of the Corporation may require, subject to Section 3.12(b) and subject to such limits in appointment power as the Board of Directors may determine. The Board of Directors shall be advised of any such appointment at a meeting of the Board of Directors, and the appointment shall be noted in the minutes of the meeting. The minutes shall clearly state that such persons are non-corporate officers appointed pursuant to this Section 3.12.

(b) Each such appointee shall have such title, shall serve in such capacity, and shall have such authority and perform such duties as the Chief Executive Officer shall determine. Appointees may hold titles such as “president” of a division or other group within the Corporation or “vice president” of a division or other group within the Corporation. However, any such appointee, absent specific election by the Board of Directors as an elected corporate officer, (i) shall not be considered an officer elected by the Board of Directors pursuant to this Article III and shall not have the executive powers or authority of corporate officers elected pursuant to this Article III, (ii) shall not be considered (1) an “officer” of the Corporation for the purposes of Rule 3b-2 promulgated under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”) or an “executive officer” of the Corporation for the purposes of Rule 3b-7 promulgated under the Exchange Act, and similarly shall not be considered an “officer” of the Corporation for the purposes of Rule 16a-1(f) promulgated under the Exchange Act or an “executive officer” of the Corporation for the purposes of Section 14 of the Exchange Act or (2) a “corporate officer” for the purposes of Section 312 of the Code, except in any such case as otherwise required by law, and (iii) shall be empowered to represent themself to third parties as a divisional or group vice president or other title permitted by this Section 3.12(b), as applicable, only, and shall be empowered to execute documents, bind the Corporation, or otherwise act on behalf of the Corporation only as authorized by the Chief Executive Officer or by resolution of the Board of Directors.

(c) An elected officer of the Corporation may also serve as a divisional officer hereunder.

ARTICLE IV

COMMITTEES

4.1 Committees of the Board of Directors

The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one (1) or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee shall have authority to act in a manner and to the extent provided in the resolution of the Board of Directors and may have all the authority of the Board of Directors, except with respect to:

(a) the approval of any action which, under the Code, also requires shareholders’ approval or approval of the outstanding shares;

(b) the filling of vacancies on the Board of Directors or in any committee;

(c) the fixing of compensation of any director or directors for serving on the Board of Directors or on any committee;

(d) the amendment or repeal of these Bylaws or the adoption of new bylaws;

(e) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

(f) a distribution to the shareholders of the Corporation, except at a rate, in a periodic amount or within a price range set forth in the Articles of Incorporation or determined by the Board of Directors; and

(g) the appointment or designation of any other committee of the Board of Directors or the members thereof.

ARTICLE V

MEETINGS OF SHAREHOLDERS

5.1 Place of Meetings

(a) Meetings (whether regular, special, adjourned, or postponed) of the shareholders of the Corporation may be held at the principal executive office for the transaction of business of the Corporation, or at any place within or without the State, in each case as designated by resolution of the Board of Directors or a duly authorized committee thereof.

(b) At the sole discretion of the Board of Directors, and subject to applicable provisions under the Code and any guidelines and procedures that the Board of Directors may adopt, a meeting of the shareholders may be conducted in whole or in part by electronic transmission by and to the Corporation, electronic video screen communication, conference telephone, or other means of remote communication.

5.2 Annual Meetings

An annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors or a duly authorized committee thereof. The annual meeting shall be held for the purpose of electing directors and for making reports of the affairs of the Corporation. Any other business properly brought before the meeting may be transacted at the annual meeting of shareholders. The Board of Directors may postpone, reschedule, or cancel any previously scheduled annual meeting of shareholders for any reason.

5.3 Special Meetings

(a) Special meetings of shareholders for any purpose may be called at any time only by (i) the Board of Directors, the Chair of the Board of Directors, or the Chief Executive Officer or (ii) one or more holders of shares entitled to cast not less than ten percent (10%) (the “Requisite Percentage”) of the votes on the Requested Record Date (as such term is defined below) if a timely request in proper written form is delivered to the Secretary in compliance with this Section 5.3 (such request, a “Special Meeting Request”). The Board of Directors may postpone, reschedule, or cancel any previously scheduled special meeting of shareholders called pursuant to the foregoing clause (i) for any reason.

No shareholder may submit a Special Meeting Request without first submitting a request in proper written form to the Secretary at the principal executive offices of the Corporation that the Board of Directors fix a record date for determining shareholders entitled to submit a Special Meeting Request pursuant to clause (ii) of this Section 5.3(a) (a “Requested Record Date”). To be in proper written form, such request shall be signed and dated by the shareholder submitting the request and shall set forth as to each Proposing Person (as such term is defined below), proposed item of business, and proposed director nominee, as applicable, all information, statements, questionnaires, representations, and acknowledgements required to be set forth in a notice under Section 5.14 as if each item of business or director nominee were to be considered at an annual meeting of shareholders.

(b) Within ten (10) business days after the Secretary receives a request to fix a Requested Record Date in compliance with Section 5.3(a), the Board of Directors shall adopt a resolution fixing a Requested Record Date, which Requested Record Date shall not precede the date upon which the resolution fixing the Requested Record Date is adopted by the Board of Directors. Notwithstanding anything else in these Bylaws, if no resolution fixing a Requested Record Date has been adopted by the Board of Directors within ten (10) business days after the date on which such a request to fix a Requested Record Date was received by the Secretary, the Requested Record Date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received by the Secretary. Notwithstanding anything in this Section 5.3 to the contrary, no Requested Record Date shall be fixed if the Board of Directors determines that any Special Meeting Request that would be submitted following such Requested Record Date could not comply with the requirements set forth in Section 5.3(g).

(c) To be timely, a Special Meeting Request must be delivered via registered mail to the Chair of the Board of Directors, Chief Executive Officer, Vice President, or Secretary not later than sixty (60) days following the Requested Record Date. To be in proper written form, a Special Meeting Request shall be signed and dated by each shareholder requesting the special meeting (or a duly authorized agent thereof) and shall set forth, other than with respect to a Solicited Shareholder (as such term is defined below): (i) a statement of the specific purpose or purposes of the special meeting; (ii) as to each Proposing Person, proposed item of business and proposed director nominee, as applicable, all information, statements, questionnaires, representations, and acknowledgements required to be set forth in a notice under Section 5.14 as if each item of business or director nominee were to be considered at an annual meeting of shareholders; (iii) an acknowledgement by such shareholder that a disposition of shares of capital stock of the Corporation owned of record or beneficially as of the Requested Record Date, that is made at any time prior to the special meeting shall constitute a revocation of a Special Meeting Request with respect to such disposed shares; and (iv) documentary evidence that such shareholder owns the Requisite Percentage as of the Requested Record Date; provided, however, that if any shareholder making a Special Meeting Request is not the beneficial owner (as such term is defined below) of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage as of the date of the Special Meeting Request. As used in this Section 5.3(c), the term “Solicited Shareholder” means any shareholder that has provided a request to call a special meeting in response to a solicitation made pursuant to, and in accordance with, Section 14 of the Exchange Act by way of a consent solicitation.

Following receipt of a Special Meeting Request by the Chair of the Board of Directors, Chief Executive Officer, Vice President, or Secretary, it shall be the duty of such officer, subject to the immediately succeeding sentence, to cause notice to be given to the shareholders entitled to vote that a meeting has been requested by the person or persons calling the meeting, the date of which meeting, which shall be set by the Board of Directors, to be not less than thirty-five (35) days nor more than sixty (60) days after receipt of such Special Meeting Request. Subject to Section 5.3(g), within ten (10) days following receipt of a Special Meeting Request, the Board of Directors shall determine whether shareholders owning not less than the Requisite Percentage of the shares as of the Requested Record Date support the call of a special meeting and notify the requesting party or parties of its finding.

(d) The Board of Directors may request that the shareholder or shareholders requesting a Requested Record Date or submitting a Special Meeting Request furnish such additional information as may be reasonably required by the Board of Directors. Such shareholder or shareholders shall provide such additional information within five (5) business days after it has been requested by the Board of Directors.

(e) In connection with a special meeting called pursuant to clause (ii) of Section 5.3(a), the shareholder or shareholders that submitted a Special Meeting Request shall update the information previously provided to the Corporation in connection with the Special Meeting Request so that the information provided or required to be provided in such Special Meeting Request is true and correct as of the record date for shareholders entitled to vote at the special meeting and as of the date that is ten (10) business days prior to the special meeting or any adjournment, postponement, or rescheduling thereof, and such update shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m. Pacific Time (the “close of business”) ten (10) days after such record date (in the case of the update required to be made as of such record date) and not later than the close of business eight (8) business days prior to the date for the special meeting or, if practicable, any adjournment, postponement, or rescheduling thereof (or, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned, postponed, or rescheduled) (in the case of the update required to be made as of ten (10) business days prior to the special meeting or any adjournment, postponement, or rescheduling thereof). For the avoidance of doubt, any information provided pursuant to this Section 5.3(e) shall not be deemed to cure any deficiencies in a Special Meeting Request previously delivered pursuant to this Section 5.3. If the shareholder or shareholders that submitted a Special Meeting Request fail to provide any written update in accordance with this Section 5.3(e), the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 5.3.

(f) If any information submitted pursuant to this Section 5.3 is inaccurate or incomplete in any material respect, such information shall be deemed not to have been provided in accordance with this Section 5.3. The shareholder or shareholders requesting a Requested Record Date or submitting a Special Meeting Request shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted within two (2) business days after becoming aware of such inaccuracy or change. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), such shareholder or shareholders requesting a Requested Record Date or submitting a Special Meeting Request shall provide, within seven (7) business days after delivery of such request (or such longer period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board of Directors, any committee thereof, or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted and (ii) a written affirmation of any information submitted as of an earlier date. If the shareholder or shareholders requesting a Requested Record Date or submitting a Special Meeting Request fail to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 5.3.

(g) If the Board of Directors determines (i) that any request to fix a Requested Record Date or any Special Meeting Request (A) relates to an item of business proposed to be transacted at the special meeting that is not a proper subject for shareholder action under applicable law, (B) includes an item of business proposed to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Requested Record Date, or (C) was made in a manner that involved a violation of the Exchange Act or otherwise does not comply with applicable law or (ii) that any shareholder making a request to fix a Requested Record Date or making a Special Meeting Request has not otherwise complied with this Section 5.3, then the Board of Directors shall not accept, and shall consider ineffective, any such request and shall not be required to fix such Requested Record Date or the Chair of the Board of Directors, Chief Executive Officer, Vice President, or Secretary, as applicable, shall not be required to cause notice to be given to shareholders entitled to vote that a special meeting has been requested by the person or persons calling the meeting, respectively. The Board of Directors shall determine in good faith whether the requirements set forth in this Section 5.3 have been satisfied.

(h) Any shareholder may revoke its signature or consent to a Special Meeting Request by written revocation delivered to the Secretary at any time prior to the special meeting. If one or more written revocations have been delivered to the Secretary and the result after giving effect to all revocations is that shareholders holding less than the Requisite Percentage have delivered a Special Meeting Request to the Secretary, then, (i) if the notice of meeting has not already been mailed to shareholders, the Secretary shall refrain from mailing the notice of the special meeting, and (ii) if the notice of meeting has already been mailed to shareholders, the Secretary shall revoke the notice of the meeting.

(i) Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at a special meeting called pursuant to clause (ii) of Section 5.3(a). Nothing contained in this Section 5.3 shall be construed as limiting, fixing, or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

5.4 Notice of Meetings

Notice of any meeting of shareholders shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat by the Secretary or an Assistant Secretary, or other person charged with that duty, or if there is no such officer or person, or in case of such officer’s or person’s neglect or refusal, by any director or shareholder. The notice shall state the place, if any, date, and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (b) in the case of the annual meeting, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders, but any proper matter may be presented at the meeting for such action except as otherwise provided by Section 601(f) of the Code. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board of Directors for election. If the meeting is to be held in whole or in part by electronic transmission by and to the Corporation, electronic video screen communication, conference telephone, or other means of remote communication, the notice shall state the means of electronic transmission by and to the Corporation, electronic video screen communication, conference telephone, or other means of remote communication, if any, by which shareholders may participate in the meeting.

5.5 Manner of Giving Notice; Affidavit of Notice

Written notice shall be given by the Corporation to any shareholder, either (a) personally or (b) by mail or other means of written communication (including electronic transmission by the Corporation), charges prepaid, addressed to such shareholder at such shareholder’s physical or electronic address appearing on the books of the Corporation or given by such shareholder to the Corporation for the purpose of notice. If a shareholder gives no address or no such address appears on the books of the Corporation, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the principal executive office of the Corporation is located, or if published at least once in a newspaper of general circulation in the county in which such office is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the United States mail, postage prepaid, or sent by other means of written communication and addressed as hereinbefore provided. An affidavit of delivery or mailing, or other authorized means of transmitting, of any notice in accordance with the provisions of this Section 5.5, executed by the Secretary, any Assistant Secretary, or any transfer agent, shall be prima facie evidence of the giving of the notice. If any notice addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at such address, all future notices shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the Corporation for a period of one (1) year from the date of the giving of the notice to all other shareholders. Any notice by electronic transmission by the Corporation shall be given subject to applicable provisions under the Code.

5.6 Consent to Shareholders’ Meetings

The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, provides a waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting, or approval of the minutes thereof, unless otherwise provided in the Articles of Incorporation, except as provided in Section 601(f) of the Code.

5.7 Quorum

The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. Shares shall not be counted to make up a quorum for a meeting if voting of such shares at the meeting has been enjoined or if for any reason they cannot be lawfully voted at the meeting. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum or, if required by the Code, the vote of a greater number or voting by classes.

5.8 Adjourned Meetings

Any shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time, either by the chair of the meeting or by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but, except as provided in Section 5.7, in the absence of a quorum, no other business may be transacted at such meeting. When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if its time and place (or the means of electronic transmission by and to the Corporation, electronic video screen communication, conference telephone, or other means of remote communication, if any, by which the shareholders may participate) are announced at the meeting at which the adjournment is taken. When a meeting is adjourned for more than forty-five (45) days or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the time and place of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At any adjourned meeting the shareholders may transact any business which might have been properly transacted at the original meeting.

5.9 Record Date for Shareholder Notice; Voting; Giving Consents

(a) In order that the Corporation may determine the shareholders entitled to notice of any meeting or to vote, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days before any other action. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, a meeting of shareholders, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Articles of Incorporation or the Code. In the absence of any contrary provision in the Articles of Incorporation or in any applicable statute relating to the election of directors or to other particular matters, each such person shall be entitled to one (1) vote for each share.

(b) A determination of the shareholders of record entitled to notice of, and to vote at, a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

(c) If the Board of Directors does not so fix a record date:

(i) the record date for determining the shareholders entitled to notice of, or to vote at, a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and

(ii) the record date for determining the shareholders entitled to give consent to a corporate action in writing without a meeting (1) when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given, or (2) when prior action by the Board of Directors has been taken, shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

5.10 Action by Written Consent

(a) Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be provided by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(b) Any shareholder seeking an action by written consent must first submit a request in proper written form to the Secretary at the principal executive offices of the Corporation that the Board of Directors fix a record date for determining shareholders entitled to express consent to an action in writing without a meeting pursuant to this Section 5.10 (a “Consent Record Date”). To be in proper written form, such request shall be submitted, signed, and dated by a shareholder of record of the Corporation, shall comply with this Section 5.10, and shall set forth, as to each Proposing Person, proposed item of business and proposed director nominee, as applicable, all information, statements, questionnaires, representations, and acknowledgements required to be set forth in a notice under Section 5.14 as if each matter to be acted upon by written consent were to be considered at an annual meeting of shareholders. Within ten (10) business days after the Secretary receives a request for a Consent Record Date in the proper written form, the Board of Directors shall adopt a resolution fixing a Consent Record Date in accordance with Section 5.9, which Consent Record Date shall not precede the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors.

(c) The Board of Directors may request that a shareholder requesting a Consent Record Date furnish such additional information as may be reasonably required by the Board of Directors. Such shareholder or shareholders shall provide such additional information within five (5) business days after it has been requested by the Board of Directors.

(d) A shareholder making a request for a Consent Record Date shall update its request so that the information previously provided in such request is true and correct as of the Consent Record Date and such update shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than the date that is ten (10) days after the Consent Record Date. For the avoidance of doubt, any information provided pursuant to this Section 5.10(d) shall not be deemed to cure any deficiencies in a request for a Consent Record Date previously delivered pursuant to this Section 5.10. If the shareholder that made a request for a Consent Record Date fails to provide any written update in accordance with this Section 5.10(d), the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 5.10.

(e) If any information submitted pursuant to this Section 5.10 is inaccurate or incomplete in any material respect, such information shall be deemed not to have been provided in accordance with this Section 5.10. The shareholder making a request for a Consent Record Date shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted within two (2) business days after becoming aware of such inaccuracy or change. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), such shareholder shall provide, within seven (7) business days after delivery of such request (or such longer period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board of Directors, any committee thereof, or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted and (ii) a written affirmation of any information submitted as of an earlier date. If the shareholder making a request for a Consent Record Date fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 5.10.

(f) Notwithstanding anything in this Section 5.10 to the contrary, the Board of Directors shall not set a Consent Record Date if (i) the request for a Consent Record Date does not comply with this Section 5.10, (ii) the request for a Consent Record Date relates to an item of business that is not a proper subject for shareholder action under applicable law, or (iii) the request for a Consent Record Date was made in a manner that involved a violation of the Exchange Act or otherwise does not comply with applicable law. The Board of Directors shall determine in good faith whether the requirements set forth in this Section 5.10 have been satisfied.

(g) If the consents of all shareholders entitled to vote have not been solicited in writing, the Secretary shall give prompt notice of any corporate action approved by the shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing. Such notice shall be given in the manner specified in Section 5.5 and applicable law.

(h) In the case of approval pursuant to any provision of the Code specified in Section 603(b)(1) of the Code, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval, unless the consents of all shareholders entitled to vote have been solicited in writing.

(i) Any shareholder giving a written consent, or the shareholder’s proxy holder, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary.

(j) Notwithstanding anything to the contrary, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors; provided that the shareholders may elect a director to fill a vacancy not filled by the Board of Directors, other than a vacancy created by removal, by the written consent of a majority of the outstanding shares entitled to vote.

(k) Notwithstanding anything to the contrary set forth above, none of the provisions in this Section 5.10 shall apply to any solicitation of shareholder action by written consent in lieu of a meeting by or at the direction of the Board of Directors, and the Board of Directors shall be entitled to solicit shareholder action by written consent in accordance with applicable law.

5.11 Election of Directors

Approval of the shareholders is required to elect a director in any Uncontested Election of directors. In any other election of directors by the shareholders, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected; votes against the directors and votes withheld with respect to the election of the directors shall have no legal effect. Elections of directors need not be by ballot except upon demand made by a shareholder at the meeting and before the voting begins.

5.12 Proxies

(a) Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or such person’s duly authorized agent and filed with the Secretary. No proxy shall be valid (i) after revocation thereof, unless the proxy is specifically made irrevocable and otherwise conforms to this Section 5.12 and applicable law or (ii) after the expiration of eleven (11) months from the date thereof, unless the person executing it specifies therein the length of time for which such proxy is to continue in force. Revocation may be effected by a writing delivered to the Secretary stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, a written notice of such death or incapacity is received by the Corporation.

(b) A proxy which states that it is irrevocable is irrevocable for the period specified therein when it is held by any of the following or a nominee of any of the following: (i) a pledgee; (ii) a person who has purchased or agreed to purchase or holds an option to purchase the shares or a person who has sold a portion of such person’s shares in the Corporation to the maker of the proxy; (iii) a creditor or creditors of the Corporation or the shareholder who extended or continued credit to the Corporation or the shareholder in consideration of the proxy if the proxy states that it was given in consideration of such extension or continuation of credit and the name of the person extending or continuing the credit; (iv) a person who has contracted to perform services as an employee of the Corporation, if a proxy is required by the contract of employment and if the proxy states that it was given in consideration of such contract of employment, the name of the employee and the period of employment contracted for; (v) a person designated by or under a close corporation shareholder agreement or a voting trust agreement; or (vi) a beneficiary of a trust with respect to shares held by the trust. In addition, a proxy may be made irrevocable if it is given to secure the performance of a duty or to protect a title, either legal or equitable, until the happening of events which, by its terms, discharge the obligation secured by it.

(c) Notwithstanding the period of irrevocability specified, the proxy becomes revocable when the pledge is redeemed, the option or agreement to purchase is terminated or the seller no longer owns any shares of the Corporation or dies, the debt of the Corporation or the shareholder is paid, the period of employment provided for in the contract of employment has terminated or the close corporation shareholder agreement, the voting trust agreement has terminated, or the person ceases to be a beneficiary of the trust. In addition, a proxy may be revoked, notwithstanding a provision making it irrevocable, by a transferee of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability appears on the certificate representing such shares or, in the case of uncertificated shares, on the initial transaction statement and written statements.

(d) Every form of proxy or written consent, which provides an opportunity to specify approval or disapproval with respect to any proposal, shall also contain an appropriate space marked “abstain,” whereby a shareholder may indicate a desire to abstain from voting their shares on the proposal. A proxy marked “abstain” by the shareholder with respect to a particular proposal shall not be voted either for or against such proposal. In any election of directors, any form of proxy in which the directors to be voted upon are named therein as candidates and which is marked by a shareholder “withhold” or otherwise marked in a manner indicating that the authority to vote for the election of directors is withheld shall not be voted either for or against the election of a director.

(e) Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

5.13 Inspectors of Elections

Before any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chair of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chair of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy. These inspectors shall:

(a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b) receive votes, ballots, or consents;

(c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) count and tabulate all votes or consents;

(e) determine when the polls shall close;

(f) determine the result; and

(g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

5.14 Advance Notice of Shareholder Business and Nominations

(a) Annual Meetings of Shareholders.

(i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (1) pursuant to the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any duly authorized committee thereof, (2) as otherwise properly brought before such annual meeting by or at the direction of the Board of Directors or any duly authorized committee thereof, (3) by any shareholder of the Corporation who was a shareholder of record of the Corporation at the time the notice provided for in this Section 5.14 is delivered to the Secretary and through the time of the annual meeting, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 5.14, or (4) by one or more Eligible Shareholders (as such term is defined below) pursuant to and in accordance with Section 5.15.

(ii) For nominations (other than a nomination for director pursuant to Section 5.15) or other business to be properly brought before an annual meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary, any such proposed business must constitute a proper matter for shareholder action under the Code, and the shareholder and the beneficial owner, if any, on whose behalf any such nomination or proposal is made, must have complied with all requirements set forth in, and acted in accordance with the representations made pursuant to, this Section 5.14. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting nor later than the close of business on the ninetieth (90th) day of such anniversary date (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the Corporation). In no event shall the adjournment, postponement, or rescheduling of an annual meeting of shareholders (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. To be in proper written form, a shareholder’s notice to the Secretary (whether pursuant to this Section 5.14(a)(ii) or Section 5.14(b)) must set forth:

(1) as to each person, if any, whom the shareholder giving notice under this Section 5.14 (the “Noticing Shareholder”) proposes to nominate for election as a director (each, a “Proposed Nominee”):

(A) the age and the principal occupation or employment of such Proposed Nominee;

(B) a description of all direct and indirect compensation or other material monetary agreements, arrangements, or understandings during the past three (3) years, and any other material relationships, between or among any Proposing Person, on the one hand, and such Proposed Nominee and such Proposed Nominee’s respective affiliates (as such term is defined below) and associates (as such term is defined below), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K as if any Proposing Person were the “registrant” for purposes of such rule and such Proposed Nominee were a director or executive officer of such registrant;

(C) a description of any business or personal interests that could place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries;

(D) a written questionnaire with respect to the background and qualification of such Proposed Nominee, completed by such Proposed Nominee in the form required by the Corporation (which form the Noticing Shareholder shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Noticing Shareholder within ten (10) days after receiving such request);

(E) a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (which form the Noticing Shareholder shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to the Noticing Shareholder within ten (10) days after receiving such request), providing, among other things, that such Proposed Nominee: (aa) is not and will not become a party to any agreement, arrangement, or understanding with, or any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question to be decided by the Board of Directors or that otherwise relates to the Corporation or such Proposed Nominee’s service on the Board of Directors (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (bb) is not and will not become a party to any compensatory, payment, or other financial agreement, arrangement, or understanding with any person other than with the Corporation, including any agreement to indemnify such Proposed Nominee for obligations arising as a result of such Proposed Nominee’s service as a director of the Corporation, in connection with such Proposed Nominee’s nomination, service, or action as a director of the Corporation that has not been disclosed to the Corporation; (cc) will, if elected as a director of the Corporation, comply with all applicable laws and stock exchange listing standards, the Articles of Incorporation, these Bylaws, and the Corporation’s policies, guidelines, and principles applicable to directors, including, without limitation, the corporate governance, business conduct, conflict of interest, confidentiality, insider trading, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors, and all applicable fiduciary duties under state law; (dd) intends to serve a full term as a director of the Corporation, if elected; and (ee) will provide facts, statements, and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; and

(F) all other information relating to such Proposed Nominee that would be required to be disclosed in a proxy statement or other filing made with the U.S. Securities and Exchange Commission (the “SEC”) by any Proposing Person in connection with the solicitation of proxies for a contested election of directors, or would be otherwise required, in each case pursuant to Section 14(a) of the Exchange Act, including such Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, whether or not any Proposing Person intends to deliver a proxy statement or conduct a proxy solicitation;

(2) if the notice relates to any business (other than the nomination of persons for election as directors) that the Noticing Shareholder proposes to bring before the meeting:

(A) a brief description of the business desired to be brought before the meeting;

(B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Articles of Incorporation or these Bylaws, the language of the proposed amendment);

(C) the reasons for conducting such business at the meeting;

(D) any material interest in such business of any Proposing Person; and

(E) all other information relating to such business that would be required to be disclosed in a proxy statement or other filing made with the SEC by any Proposing Person in connection with the contested solicitation of proxies in support of such business or that would otherwise be required, in each case pursuant to Section 14(a) of the Exchange Act, whether or not any Proposing Person intends to deliver a proxy statement or conduct a proxy solicitation;

(3) as to each Proposing Person:

(A) the name and address of such Proposing Person (as they appear on the Corporation’s books, if applicable);

(B) (aa) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially and held of record by such Proposing Person (including any class or series of shares of capital stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future), (bb) the date or dates such shares were acquired, (cc) the investment intent of such acquisition, and (dd) any pledge by such Proposing Person with respect to any of such shares;

(C) any Derivative Instrument (as such term is defined below) owned beneficially, directly or indirectly, by any such Proposing Person or to which any such Proposing Person is a party, all of which Derivative Instruments shall be disclosed without regard to whether (aa) any such Derivative Instrument conveys any voting rights in shares of any class or series of capital stock of the Corporation to such Proposing Person, (bb) any such Derivative Instrument is required to be, or is capable of being, settled through delivery of shares of any class or series of capital stock of the Corporation, or (cc) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of any such Derivative Instrument;

(D) a description of any proxy (other than a revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding, or relationship (aa) pursuant to which such Proposing Person has a right to vote, directly or indirectly, any shares of the Corporation or (bb) with respect to the proposal or nomination, as applicable, or the voting of shares of any class or series of capital stock of the Corporation between or among the Proposing Persons;

(E) any rights to dividends on the shares of the Corporation owned beneficially, directly or indirectly, by any such Proposing Person that are separated or separable from such underlying shares;

(F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company, or similar entity in which any such Proposing Person (aa) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (bb) is the manager, managing member, or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;

(G) any performance-related fees (other than an asset-based fee) that such Proposing Person is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, including, without limitation, any such interests held by members of any such Proposing Person’s immediate family sharing the same household;

(H) any direct or indirect interest of such Proposing Person in any contract with the Corporation or any affiliate of the Corporation (including any employment agreement, collective bargaining agreement, or consulting agreement);

(I) a complete and accurate description of any pending or, to such Proposing Person’s knowledge, threatened legal proceeding in which such Proposing Person is a party or participant involving the Corporation or, to such Proposing Person’s knowledge, any current or former officer, director, affiliate, or associate of the Corporation;

(J) a complete and accurate description of any violations by such Proposing Person of federal or state securities laws relating to the disclosure of information (and supplemental disclosure that, if had been provided, would have cured such violation) and of any breach of a contract with the Corporation by such Proposing Person;

(K) a representation that no Proposing Person has breached any contract or other agreement, arrangement, or understanding with the Corporation except as otherwise disclosed pursuant to Section 5.14(a)(ii);

(L) a description of all agreements, arrangements, or understandings by and among any Proposing Person(s) and/or any other person(s) (including any Proposed Nominee(s)) (naming such person(s)) pertaining to the nomination(s) or other business proposed to be brought before the meeting;

(M) all other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing made with the SEC if, with respect to any such nomination or item of business, such Proposing Person was a participant in a contested solicitation subject to Section 14(a) of the Exchange Act, whether or not any such Proposing Person intends to deliver a proxy statement or conduct its own proxy solicitation;

(N) any other information about any Derivative Instrument that would be required to be disclosed in a proxy statement or other filing required to be filed with the SEC if, with respect to any such nomination or item of business, such Proposing Person was a participant in a solicitation pursuant to Section 14(a) of the Exchange Act, as if such Derivative Instrument was treated the same as securities of the Corporation under such requirements; and

(O) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) promulgated under the Exchange Act or an amendment pursuant to Rule 13d-2(a) promulgated under the Exchange Act as if such a statement were required to be filed under the Exchange Act by such Proposing Person (regardless of such Proposing Person is actually required to file a Schedule 13D);

provided, however, the disclosures in the foregoing clauses (A) through (O) shall not include any disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company, or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;

(4) a representation that (A) the Noticing Shareholder is a holder of record of stock of the Corporation at the time of the giving of notice provided for in these Bylaws and is entitled to vote at such meeting and (B) the Noticing Shareholder (or a qualified representative (as such term is defined below) thereof) intends to appear in person at the meeting to present such Proposed Nominee or Proposed Nominees for election or to bring such business before the meeting;

(5) an acknowledgement that if such Noticing Shareholder (or a qualified representative thereof) does not appear at such meeting (including virtually in the case of a meeting conducted solely by electronic transmission by and to the Corporation, electronic video screen communication, conference telephone, or other means of remote communication) to present the Proposed Nominee or Proposed Nominees for election or proposed business, as applicable, the Corporation need not present such Proposed Nominee or Proposed Nominees for election or proposed business for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;

(6) a representation as to whether or not any Proposing Person intends to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act; and

(7) a representation that the Proposing Persons have complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to matters set forth in this Section 5.14.

Notwithstanding anything in the second sentence of Section 5.14(a)(ii) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least ten (10) days before the last day a shareholder may deliver a notice of nomination in accordance with the second sentence of Section 5.14(a)(ii), a shareholder’s notice required by this Section 5.14 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Shareholders.

Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (or any supplement thereto) (i) by or at the direction of the Board of Directors or any duly authorized committee thereof, (ii) by a shareholder pursuant to Section 5.3, or (iii) provided that the Board of Directors or any duly authorized committee thereof has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 5.14 is delivered to the Secretary and through the time of the special meeting, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 5.14. For nominations to be properly brought before a special meeting by a shareholder pursuant to clause (iii) of the preceding sentence, (1) the shareholder must have given timely notice thereof in proper written form to the Secretary and (2) the shareholder and any beneficial owner, if any, on whose behalf any such nomination is made, must have complied with all requirements set forth in, and acted in accordance with representations made pursuant to, this Section 5.14(b). To be in proper written form, such notice must include, as to each Proposing Person, proposed item of business and proposed director nominee, as applicable, all information, statements, questionnaires, representations, and acknowledgements required to be set forth in a notice under Section 5.14(a)(ii) as if each item of business or director nominee were to be considered at an annual meeting of shareholders. To be timely, such notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement (as such term is defined below) is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment, postponement, or rescheduling of a special meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(c) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 5.14 (in the case of an annual or special meeting) or Section 5.15 (in the case of an annual meeting only) shall be eligible to be elected at an annual or special meeting of shareholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 5.14. The number of nominees a Noticing Shareholder may nominate for election at a meeting of shareholders shall not exceed the number of directors to be elected at such meeting. Except as otherwise provided by law or in these Bylaws, the chair of the meeting shall have the power and duty (1) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 5.14, and (2) if any proposed nomination or business was not made or proposed in compliance with this Section 5.14, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 5.14, unless otherwise required by law, if the Noticing Shareholder (or a qualified representative thereof) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(ii) The Board of Directors may request that any Proposing Person and any Proposed Nominee furnish such additional information as may be reasonably required by the Board of Directors. Such Proposing Person and/or Proposed Nominee shall provide such additional information within ten (10) days after it has been requested by the Board of Directors. The Board of Directors may require any Proposed Nominee to submit to interviews with the Board of Directors or any committee thereof, and such Proposed Nominee shall make themself available for any such interviews within no less than ten (10) business days following the date of such request.

(iii) A Noticing Shareholder shall update its notice and any other information provided to the Corporation so that the information provided or required to be provided in such notice is true and correct as of the record date for shareholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment, postponement, or rescheduling thereof, and such update shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than the close of business ten (10) days after such record date (in the case of the update required to be made as of such record date), and not later than the close of business eight (8) business days prior to the date for the meeting or, if practicable, any adjournment, postponement, or rescheduling thereof (or, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, postponed, or rescheduled) (in the case of the update required to be made as of ten (10) business days prior to the meeting or any adjournment, postponement, or rescheduling thereof). Notwithstanding the foregoing, if a Noticing Shareholder no longer plans to solicit proxies in accordance with its representation pursuant to Section 5.14(a)(ii)(6), such Noticing Shareholder shall inform the Corporation of this change by delivering a writing to the Secretary at the principal executive offices of the Corporation no later than two (2) business days after the occurrence of such change. A Noticing Shareholder shall also update its notice so that the information required by Section 5.14(a)(ii)(3)(O) is current through the date of the meeting or any adjournment, postponement, or rescheduling thereof, and such update shall be delivered in writing to the Secretary at the principal executive offices of the Corporation no later than two (2) business days after the occurrence of any material change to the information previously disclosed pursuant to Section 5.14(a)(ii)(3)(O). For the avoidance of doubt, any information provided pursuant to this Section 5.14(c)(iii) shall not be deemed to cure any deficiencies in any notice provided by a Noticing Shareholder, extend any applicable deadlines under this Section 5.14, or enable or be deemed to permit a Noticing Shareholder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business, and/or resolutions proposed to be brought before a meeting of shareholders. If a Noticing Shareholder fails to provide any written update in accordance with this Section 5.14(c)(iii), the information as to which such written update relates may be deemed not to have been provided in accordance with these Bylaws.

(iv) If any information submitted pursuant to this Section 5.14 is inaccurate or incomplete in any material respect, such information shall be deemed not to have been provided in accordance with these Bylaws. The Noticing Shareholder shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted within two (2) business days after becoming aware of such inaccuracy or change. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), the Noticing Shareholder shall provide, within seven (7) business days after delivery of such request (or such longer period as may be specified in such request), (1) written verification, reasonably satisfactory to the Board of Directors, any committee thereof, or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted and (2) a written affirmation of any information submitted as of an earlier date. If the Noticing Shareholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with these Bylaws.

(v) Notwithstanding the foregoing provisions of this Section 5.14, unless otherwise required by law, if any Proposing Person (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for the Proposed Nominees. Upon request by the Corporation, if any Proposing Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Proposing Person shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(vi) Notwithstanding the foregoing provisions of this Section 5.14, the Proposing Persons shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 5.14. Nothing in this Section 5.14 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act (and any proposal included in the Corporation’s proxy statement pursuant to such Rule shall not be subject to any of the advance notice requirements in this Section 5.14).

(vii) For purposes of these Bylaws, the terms “affiliate” and “associate” shall have the meanings set forth in Rule 12b-2 promulgated under the Exchange Act.

(viii) For purposes of these Bylaws, the terms “beneficial owner” and “beneficially owned” shall have the meanings set forth in Section 13(d) of the Exchange Act.

(ix) For purposes of this Section 5.14, the term “Derivative Instrument,” shall mean any agreement, arrangement, or understanding, written or oral, (including any derivative, long or short position, profit interest, forward, future, swap, option, warrant, convertible security, stock appreciation right or similar right, hedging transaction, repurchase agreement or arrangement, borrowed or loaned shares, and so-called “stock borrowing” agreement or arrangement) with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss, manage risk, or benefit from changes in the price of any shares of capital stock of the Corporation, to transfer to or from any person or entity, in whole or in part, any of the economic consequences of ownership of any shares of capital stock of the Corporation, to maintain, increase, or decrease the voting power of any person or entity with respect to shares of capital stock of the Corporation, or to provide any person or entity, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any shares of capital stock of the Corporation, without regard to whether such agreement, arrangement, or understanding is required to be reported on a Schedule 13D in accordance with the Exchange Act.

(x) For purposes of these Bylaws, the term “Proposing Person” shall mean, with respect to any Noticing Shareholder or any shareholder submitting a request pursuant to Section 5.3 or Section 5.10: (1) such shareholder; (2) the beneficial owner or beneficial owners, if different from such shareholder, on whose behalf the notice is provided; (3) any member of the immediate family of any individual described in the foregoing clause (1) or (2) sharing the same household; (4) any affiliate or associate of any person described in the foregoing clauses (1) and (2); (5) any person who is a member of a “group” (as such term is used in Rule 13d-5 promulgated under the Exchange Act) with any other Proposing Person with respect to the stock of the Corporation, including any Proposed Nominee; (6) any person with whom any person described in the foregoing clauses (1) through (4) is knowingly acting in concert with respect to the capital stock of the Corporation; and (7) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with any person described in the foregoing clauses (1) through (4) with respect to any proposed nomination or business.

(xi) For purposes of this Section 5.14 and Section 5.15, “public announcement” shall mean disclosure (1) in a press release issued by the Corporation in accordance with its customary press release procedures, which is reported by the Dow Jones News Service, Associated Press or a comparable national news service or is generally available on Internet news sites or (2) or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(xii) For purposes of this Section 5.14 and Section 5.15, to be considered a “qualified representative” of a shareholder, a person must (1) be a duly authorized officer, manager, or partner of such shareholder or (2) be authorized by a writing executed by such shareholder (or a reliable reproduction or an electronic transmission of such a writing) delivered by such shareholder to the Secretary at the principal executive offices of the Corporation prior to the making of any nomination or proposal at a meeting of shareholders stating that such person is authorized to act for such shareholder as proxy at the meeting of shareholders, which writing (or a reliable reproduction or an electronic transmission of such a writing) must be produced at least twenty-four (24) hours prior to the meeting of shareholders.

5.15 Proxy Access for Director Nominations

(a) Subject to the terms and conditions of these Bylaws, the Corporation shall include in its proxy materials for an annual meeting of shareholders the name and other Required Information (as such term is defined below) of any Shareholder Nominee (as such term is defined below) nominated for election or reelection to the Board of Directors at such annual meeting of shareholders in accordance with this Section 5.15. Capitalized terms used in this Section 5.15 shall have the meanings indicated in this Section 5.15. This Section 5.15 shall be the exclusive method for shareholders to require that the Corporation include nominees for election as a director in the Corporation’s proxy materials.

(b) Definitions.

(i) “Shareholder Nominee” means any nominee for election or reelection to the Board of Directors who satisfies the eligibility requirements in this Section 5.15, and who is identified in a timely and proper Shareholder Notice.

(ii) “Shareholder Notice” means a notice that (1) complies with the requirements of this Section 5.15 and (2) is given by or on behalf of an Eligible Shareholder.

(iii) “Eligible Shareholder” means one or more shareholders or beneficial owners of shares of the Corporation that (1) expressly elect at the time of the delivery of the Shareholder Notice pursuant to this Section 5.15 to have one or more Shareholder Nominees included in the Corporation’s proxy materials, (2) Own and have Owned (as such terms are defined below) continuously for at least three (3) years, as of the date of the Shareholder Notice, a number of shares of the Corporation that represents at least three percent (3%) of the outstanding shares entitled to vote as of the date of the Shareholder Notice (the “Required Shares”), and (3) satisfy such additional requirements as are set forth in these Bylaws, including Section 5.15(d) below. No shares may be attributed to more than one (1) group constituting an Eligible Shareholder (and no shareholder or beneficial owner, alone or together with any of its affiliates, may be a member of more than one (1) group constituting an Eligible Shareholder) under this Section 5.15.

(iv) “Required Information” means (1) the information set forth in the Schedule 14N provided with the Shareholder Notice concerning each Shareholder Nominee and the Eligible Shareholder that the Corporation determines is required to be disclosed in the Corporation’s proxy materials by the applicable requirements of the Exchange Act and the rules and regulations thereunder and (2) if the Eligible Shareholder so elects, a written statement (the “Statement”) of the Eligible Shareholder, which may not exceed 500 words and which may not include charts, graphs, or other non-verbal images, in support of each Shareholder Nominee, which must be provided at the same time as the Shareholder Notice for inclusion in the Corporation’s proxy materials for the annual meeting of shareholders.

(c) Ownership Requirements.

(i) A shareholder or beneficial owner shall be deemed to “Own” only those outstanding shares of the Corporation as to which such person possesses both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (A) sold by such person or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (B) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (aa) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (bb) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliate. The terms “Owned,” “Ownership,” and other variations of the word “Own,” when used with respect to a shareholder or beneficial owner in this Section 5.15, shall have correlative meanings.

(ii) A shareholder or beneficial owner shall be deemed to “Own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s Ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, written consent, or other instrument or arrangement pursuant to Section 5.12.

(iii) A shareholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has loaned such shares; provided that the person has the power to recall such loaned shares on no more than five (5) business days’ notice.

(d) Eligible Shareholders.

For purposes of determining qualification as an Eligible Shareholder:

(i) the outstanding shares Owned by one or more shareholders and beneficial owners that each shareholder and/or beneficial owner has Owned continuously for at least three (3) years as of the date of the Shareholder Notice may be aggregated; provided that the number of shareholders and beneficial owners whose Ownership of shares is aggregated for such purpose shall not exceed twenty (20) and that any and all requirements and obligations for an Eligible Shareholder set forth in this Section 5.15 are satisfied by each such shareholder and beneficial owner (except as noted with respect to aggregation) or as otherwise provided in this Section 5.15; and

(ii) two (2) or more funds that are (1) under common management and investment control, (2) under common management and funded primarily by the same employer, or (3) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one shareholder or beneficial owner.

(e) Shareholder Notice Requirements.

The Shareholder Notice shall include:

(i) the written consent of each Shareholder Nominee to being named in the Corporation’s proxy materials as a nominee and to serving as a director if elected;

(ii) a copy of the Schedule 14N that has been or concurrently is filed with the SEC under Rule 14a-18 promulgated under the Exchange Act;

(iii) the details of any relationship that existed within the past three (3) years and that would have been described pursuant to Item 6(e) of Schedule 14N if it existed on the date of submission of the Schedule 14N; and

(iv) the written agreement of the Eligible Shareholder (in the case of a group, each shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder) addressed to the Corporation, setting forth the following:

(1) the number of shares it Owns and has Owned continuously for at least three (3) years as of the date of the Shareholder Notice and agreeing to continue to Own such shares through the annual meeting of shareholders;

(2) the Eligible Shareholder’s agreement to provide on or prior to ten (10) business days after the later of the record date and the date the public announcement of the record date is first made by the Corporation (A) the information specified under Section 5.14(a)(ii) and (B) written statements from the record holder and intermediaries as required under Section 5.15(g) verifying the Eligible Shareholder’s continuous Ownership of the Required Shares, in each case through and as of the record date;

(3) the Eligible Shareholder’s representation and warranty that the Eligible Shareholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have any such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of shareholders any person other than the Shareholder Nominee or Shareholder Nominees being nominated pursuant to this Section 5.15, (C) has not engaged and will not engage in, and has not been and will not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Rule 14a-1(l) promulgated under the Exchange Act, in support of the election of any individual as a director at the annual meeting of shareholders other than its Shareholder Nominee or a nominee of the Board of Directors, and (D) will not distribute any form of proxy for the annual meeting of shareholders other than the form distributed by the Corporation;

(4) the Eligible Shareholder’s agreement to (A) assume all liability arising out of, and indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers, and employees individually against any liability, loss, damages, expenses, or other costs (including attorneys’ fees) in connection with, any threatened or pending action, suit, or proceeding, whether legal, administrative, or investigative, against the Corporation or any of its directors, officers, or employees arising out of any legal or regulatory violation arising out of the Eligible Shareholder’s actions or communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder provided to the Corporation, (B) comply with all laws, rules, regulations, and listing standards applicable to any solicitation in connection with the annual meeting of shareholders, (C) file all materials described below in Section 5.15(g)(i)(3) with the SEC, regardless of whether any such filing is required pursuant to Section 14(a) of the Exchange Act, or whether any exemption from filing is available for such materials pursuant to Section 14(a) of the Exchange Act, and (D) provide to the Corporation prior to the annual meeting of shareholders such additional information as necessary or reasonably requested by the Corporation;

(5) in the case of a nomination by a group of shareholders or beneficial owners that together is an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(6) the Eligible Shareholder’s agreement to immediately notify the Corporation if the Eligible Shareholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting of shareholders.

(f) Delivery of Shareholder Notice.

To be timely under this Section 5.15, the Shareholder Notice must be delivered by a shareholder to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the date (as stated in the Corporation’s proxy materials) the definitive proxy statement was first sent to shareholders in connection with the preceding year’s annual meeting of shareholders nor later than the close of business on the one hundred twentieth (120th) day prior to such anniversary date; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely the Shareholder Notice must be so delivered not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the Corporation. In no event shall an adjournment, postponement, or rescheduling of an annual meeting of shareholders (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a Shareholder Notice.

(g) Agreements of the Eligible Shareholder.

(i) An Eligible Shareholder shall:

(1) within ten (10) business days after the date of the Shareholder Notice, provide (A) the information specified in Section 5.14(a)(ii) through and as of the date of the Shareholder Notice and (B) one or more written statements from the record holder or record holders of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Shareholder Owns, and has Owned continuously, in compliance with this Section 5.15;

(2) include in the Schedule 14N filed with the SEC a statement certifying that the Eligible Shareholder Owns and has Owned the Required Shares in compliance with this Section 5.15;

(3) file with the SEC any solicitation or other communication by or on behalf of the Eligible Shareholder relating to the Corporation’s annual meeting of shareholders, one or more of the Corporation’s directors or director nominees or any Shareholder Nominee, regardless of whether any such filing is required pursuant to Section 14(a) of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication pursuant to Section 14(a) of the Exchange Act; and

(4) as to any group of funds whose shares are aggregated for purposes of constituting an Eligible Shareholder, within ten (10) business days after the date of the Shareholder Notice, provide documentation reasonably satisfactory to the Corporation that demonstrates that the funds satisfy Section 5.15(d)(ii).

(ii) The information provided pursuant to this Section 5.15(g) shall be deemed part of the Shareholder Notice for purposes of this Section 5.15.

(h) Agreements of the Shareholder Nominee.

(i) Within the time period prescribed in Section 5.15(f) for delivery of the Shareholder Notice, the Eligible Shareholder must also deliver to the Secretary a written representation and agreement (which shall be deemed part of the Shareholder Notice for purposes of this Section 5.15) signed by each Shareholder Nominee and representing and agreeing that such Shareholder Nominee:

(1) is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Shareholder Nominee, if elected as a director, will act or vote on any issue or question, which such agreement, arrangement, or understanding has not been disclosed to the Corporation;

(2) is not and will not become a party to any agreement, arrangement, or understanding with any person with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a Shareholder Nominee or, if elected as a director, in connection with service or action as a director, in each case, that has not been disclosed to the Corporation; and

(3) if elected as a director, will comply with all of the Corporation’s corporate governance, business conduct, conflict of interest, confidentiality, insider trading, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors.

(ii) At the request of the Corporation, the Shareholder Nominee must promptly, but in any event within ten (10) business days after such request, submit all completed and signed questionnaires required of the Corporation’s directors and provide to the Corporation such other information as it may reasonably request. The Corporation may request such additional information as necessary to permit the Corporation to determine if each Shareholder Nominee satisfies this Section 5.15.

(i) Shareholder Nominees.

(i) The maximum number of Shareholder Nominees that may be included in the Corporation’s proxy materials pursuant to this Section 5.15 shall not exceed twenty percent (20%) of the number of directors in office as of the last day on which a Shareholder Notice may be delivered pursuant to this Section 5.15 with respect to the annual meeting of shareholders, or if such calculation does not result in a whole number, the closest whole number below twenty percent (20%); provided, however, that this maximum number shall be reduced by the number of (1) Shareholder Nominees whose name was submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 5.15 but either is subsequently withdrawn or that the Board of Directors decides to nominate as a Board of Directors nominee, and (2) director candidates for which the Corporation shall have received one or more valid shareholder notices (whether or not subsequently withdrawn) nominating director candidates pursuant to Section 5.14.

(ii) In the event that one or more vacancies for any reason occurs after the deadline in Section 5.15(f) for delivery of the Shareholder Notice but before the annual meeting of shareholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number shall be calculated based on the number of directors in office as so reduced.

(iii) In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 5.15 exceeds the maximum number set forth in the foregoing, the Corporation shall determine which Shareholder Nominees shall be included in the Corporation’s proxy materials in accordance with the following provisions: each Eligible Shareholder (or in the case of a group, each group constituting an Eligible Shareholder) will select one Shareholder Nominee for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the Corporation each Eligible Shareholder disclosed as Owned in its respective Shareholder Notice submitted to the Corporation. If the maximum number is not reached after each Eligible Shareholder (or in the case of a group, each group constituting an Eligible Shareholder) has selected one Shareholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(iv) Following the determination of which Shareholder Nominees shall be included in the Corporation’s proxy materials, if any Shareholder Nominee who satisfies the eligibility requirements in this Section 5.15 is thereafter nominated by the Board of Directors, thereafter is otherwise not included in the Corporation’s proxy materials or thereafter is not submitted for director election for any reason (including the Eligible Shareholder’s or Shareholder Nominee’s failure to comply with this Section 5.15), no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for director election in substitution thereof.

(v) Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of shareholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting of shareholders for any reason, including for the failure to comply with any provision of these Bylaws, will be ineligible to be a Shareholder Nominee pursuant to this Section 5.15 for the next two (2) annual meetings of shareholders; provided that in no event shall any such withdrawal, ineligibility, or unavailability commence a new time period (or extend any time period) for the giving of a Shareholder Notice.

(vi) Notwithstanding anything to the contrary contained in this Section 5.15, the Corporation may omit from its proxy materials any Shareholder Nominee, and such nomination shall be disregarded and no vote on such Shareholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:

(1) (A) the Eligible Shareholder (or any member of any group of shareholders that together is such Eligible Shareholder) or Shareholder Nominee breaches any of its respective agreements, representations, or warranties set forth in the Shareholder Notice (or that are otherwise submitted pursuant to this Section 5.15), (B) any of the information in the Shareholder Notice (or that is otherwise submitted pursuant to this Section 5.15) was not, when provided, true, correct, and complete, or (C) the requirements of this Section 5.15 have otherwise not been met;

(2) the Shareholder Nominee (A) is not an “independent director” for purposes of membership of the Board of Directors or any committee thereof under applicable law, the rules of the principal U.S. exchange upon which the shares of the Corporation are listed, or any publicly-disclosed corporate governance guidelines or committee charter of the Corporation, (B) does not qualify, as a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act, (C) is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (D) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten (10) years, or (E) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; or

(3) the election of the Shareholder Nominee to the Board of Directors would cause the Corporation to be in violation of the Articles of Incorporation, these Bylaws, or any applicable state or federal law, rule, regulation, or listing standard.

(j) Additional Provisions.

(i) The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and duty to determine whether a nomination was made in accordance with the procedures and other requirements set forth in this Section 5.15 and, if any proposed nomination was not made in compliance with this Section 5.15, to declare that such nomination shall be disregarded, in each case, acting in good faith; provided that, if any determination must be made at the annual meeting of shareholders, the chair of the meeting shall have the power and duty, acting in good faith, to make such determination, unless otherwise determined by the Board of Directors. Any determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) or the chair of the meeting, as the case may be, shall be binding on all persons, including the Corporation and its shareholders (including any beneficial owners).

(ii) Notwithstanding the foregoing provisions of this Section 5.15, unless otherwise required by law or otherwise determined by the Board of Directors, if (1) the Eligible Shareholder or (2) a qualified representative of the Eligible Shareholder does not appear at the annual meeting of shareholders of the Corporation to present its Shareholder Nominee or Shareholder Nominees, such nomination or nominations shall be disregarded, and no vote on such Shareholder Nominee or Shareholder Nominees will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(iii) In the event that any information or communications provided by the Eligible Shareholder or any Shareholder Nominees to the Corporation or its shareholders is not, when provided, or thereafter ceases to be, true, correct, and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete, and not misleading; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the Corporation’s right to omit a Shareholder Nominee from its proxy materials pursuant to this Section 5.15.

(iv) Notwithstanding anything to the contrary contained in this Section 5.15, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule, regulation, or listing standard. Nothing in this Section 5.15 shall limit the ability of the Corporation to solicit proxies against any Shareholder Nominee or to include in its proxy materials its own statements or any other additional information relating to any Eligible Shareholder or Shareholder Nominee.

5.16 Conduct of Meeting

The Board of Directors may adopt by resolution such rules, regulations, and procedures for the conduct of any meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with rules, regulations, and procedures adopted by the Board of Directors, the chair of the meeting shall have the right to prescribe such rules, regulations, and procedures and to do all such acts, as, in the judgment of such chair, are necessary, appropriate, or convenient for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present at the meeting; (c) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) the determination of the circumstances in which any person may make a statement or ask questions and limitations on the time allotted to questions or comments; (f) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (g) the exclusion or removal of any shareholders or any other individual who refuses to comply with meeting rules, regulations, or procedures; (h) restrictions on the use of audio and video recording devices, cell phones, and other electronic devices; (i) rules, regulations, and procedures for compliance with any federal, state, or local laws or regulations (including those concerning safety, health, or security); (j) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (k) rules, regulations, or procedures regarding the participation by means of remote communication of shareholders and proxy holders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. Unless and to the extent determined by the Board of Directors or the chair of the meeting, the chair of the meeting shall not be obligated to follow any technical, formal, or parliamentary rules or principles of procedure.

ARTICLE VI

MEETINGS OF DIRECTORS

6.1 Place of Meetings

Meetings (whether regular, special, or adjourned) of the Board of Directors shall be held at the principal office of the Corporation for the transaction of business, as specified in accordance with Section 1.1, or at any other place within or without the State which has been designated from time to time by resolution of the Board of Directors or which is designated in the notice of the meeting. Any meeting (whether regular, special, or adjourned) may be held by conference telephone, electronic video screen communication, or electronic communication by and to the Corporation. Participation in a meeting through the use of conference telephone or electronic video screen communication pursuant to this Section 6.1 constitutes presence in person at that meeting so long as all members participating in the meeting are able to hear one another. Participation in a meeting through electronic transmission by and to the Corporation (other than conference telephone and electronic video screen communication), pursuant to this Section 6.1 constitutes presence in person at that meeting if both of the following apply:

(a) each member participating in the meeting can communicate with all of the other members concurrently; and

(b) each member is provided the means of participating in all matters before the Board of Directors, including the capacity to propose, or to interpose an objection to, a specific action to be taken by the Corporation.

6.2 Regular Annual Meeting; Regular Meetings

After the adjournment of each annual meeting of the shareholders, the Board of Directors shall hold a regular meeting (which regular directors’ meeting shall be designated the “Regular Annual Meeting”) and no notice need be given for the Regular Annual Meeting unless the Regular Annual Meeting is not held at the principal executive office provided in Section 1.1. Regular meetings of the Board of Directors may be held without notice if the time and place of such meetings are fixed by the Board of Directors.

6.3 Special Meetings

Special meetings of the Board of Directors may be called at any time by the Chair of the Board of Directors, if any, or a Lead Director, if any, the Chief Executive Officer, the Secretary, or by a majority of directors.

6.4 Notice of Special Meetings

Special meetings of the Board of Directors shall be held upon no less than four (4) days’ notice by mail or forty-eight (48) hours’ notice delivered personally or by telephone to each director, including voice messaging system or by electronic transmission by the Corporation, or on such shorter notice as the Chair of the Board of Directors, a Lead Director, or the Chief Executive Officer may reasonably deem necessary or appropriate under the circumstances.

6.5 Quorum

A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided by Section 6.6. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, subject to the provisions of Section 310 of the Code (as to the approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of the Code (as to the appointment of committees), Section 317(e) of the Code (as to the indemnification of directors), the Articles of Incorporation, or other applicable law. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

6.6 Adjournment

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for over twenty-four (24) hours, notice of any adjournment to another time and place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

6.7 Waiver and Notice of Consent

Notice of a meeting need not be given to a director who provides a waiver of notice or a consent to holding the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

6.8 Action without a Meeting

Any action required or permitted by law to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as the unanimous vote of such directors.

6.9 Committees

The provisions of this Article VI also apply to committees of the Board of Directors and action by such committees, mutatis mutandis.

ARTICLE VII

GENERAL MATTERS

7.1 Record Date for Purposes Other than Notice and Voting

For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than with respect to notice or voting at a shareholders’ meeting or action by shareholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days prior to any such action. Only shareholders of record at the close of business on the record date are entitled to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided for in the Articles of Incorporation or the Code.

7.2 Instruments in Writing

All checks, drafts, other orders for payments of money, notes, or other evidences of indebtedness of the Corporation, and all written contracts of the Corporation, shall be signed by such officer or officers, agent or agents, as the Board of Directors may from time to time designate. No officer, agent, or employee of the Corporation shall have the power to bind the Corporation by contract or otherwise unless authorized to do so by these Bylaws or by the Board of Directors.

7.3 Shares Held by the Corporation

Shares in other corporations standing in the name of the Corporation may be voted or represented and all rights incident thereto may be exercised on behalf of the Corporation by any officer of the Corporation authorized to do so by resolution of the Board of Directors. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or by power of attorney duly executed by such person having the authority.

7.4 Certificated and Uncertificated Shares

(a) Certificates for the shares of stock of the Corporation shall be issued only to the extent as may be required by applicable law or as otherwise authorized by the Secretary or any Assistant Secretary, and if so issued shall be in such form as is consistent with the Articles of Incorporation and applicable law. Any such certificates shall be signed by, or in the name of the Corporation by, the Chief Executive Officer and by the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent, or registrar at the date of issue.

(b) Unless otherwise required by applicable law or authorized by the Secretary or any Assistant Secretary, shares of the Corporation shall be issued, recorded, and transferred exclusively in uncertificated book-entry form in accordance with a direct registration program operated by a clearing agency registered under Section 17A of the Exchange Act. Shares of the Corporation represented by certificates that were issued prior to November 17, 2010 shall continue to be certificated securities of the Corporation until the certificates therefor have been surrendered to the Corporation.

7.5 Lost Certificates

Except as provided in this Section 7.5, no new shares shall be issued to replace a previously issued certificate unless the certificate is surrendered to the Corporation or its transfer agent or registrar and cancelled at the same time. When the owner of any certificate for shares of the Corporation claims that the certificate has been lost, stolen, or destroyed, uncertificated shares, in accordance with Section 7.4(b), shall be issued in place of the original certificate if the owner (a) so requests before the Corporation has notice that the original certificate has been acquired by a bona fide purchaser, (b) files with the Corporation an indemnity bond in such form and in such amount sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement shares, and (c) satisfies any other reasonable requirements imposed by the Corporation. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

7.6 Certification and Inspection of Bylaws

The Corporation shall keep at its principal executive or business office the original or a copy of these Bylaws as amended or otherwise altered to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

7.7 Interpretation

Reference in these Bylaws to any provision of the Code shall be deemed to include all amendments thereof.

7.8 Construction

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Code shall govern the construction of these Bylaws. Without limiting the generality of the provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

ARTICLE VIII

CONSTRUCTION OF BYLAWS WITH REFERENCE TO PROVISIONS OF LAW

8.1 Bylaw Provisions Additional and Supplemental to Provisions of Law

All restrictions, limitations, requirements, and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

8.2 Bylaw Provisions Contrary to or Inconsistent with Provisions of Law

Any article, section, subsection, subdivision, sentence, clause, or phrase of these Bylaws which, upon being construed in the manner provided in Section 8.1, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws, and each article, section, subsection, subdivision, sentence, clause, or phrase thereof, would have been adopted irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses, or phrases is or are illegal.

8.3 Definitions

Unless the context requires otherwise or as otherwise defined in these Bylaws, the general provisions, rules of construction, and definitions in the Code and Sections 1-21 of the California Corporations Code govern the construction of these Bylaws. Without limiting the generality of the provision, the singular number includes the plural, the plural number includes the singular, the word “including” is not a term of limitation, the terms “approval of the outstanding shares” and “approved by (or approval of) the shareholders” have the meanings set forth in Sections 152 and 153 of the Code, respectively, and the terms “electronic transmission by the corporation” and “electronic transmission to corporation” have the meanings set forth in Sections 20 and 21 of the California Corporations Code, respectively.

ARTICLE IX

ADOPTION, AMENDMENT OR REPEAL OF BYLAWS

9.1 By Shareholders

These Bylaws may be adopted, amended, or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. Any bylaws specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa may only be adopted by the shareholders; provided, however, that a bylaw or amendment of the Articles of Incorporation reducing the number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent are equal to more than sixteen and two-thirds percent (16 2/3%) of the outstanding shares entitled to vote.

9.2 By the Board of Directors

Subject to the right of shareholders to adopt, amend, or repeal these Bylaws, other than a bylaw or amendment thereof specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa, these Bylaws may be adopted, amended, or repealed by the Board of Directors. A bylaw adopted by the shareholders may restrict or eliminate the power of the Board of Directors to adopt, amend, or repeal these Bylaws.

ARTICLE X

INDEMNIFICATION

10.1 Indemnification of Directors and Officers

The Corporation shall, to the maximum extent and in the manner permitted by the Code, indemnify each of its directors and officers against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent (as defined in Section 317(a) of the Code) of the Corporation. For purposes of this Article X, a “director” or “officer” of the Corporation includes any person (a) who is or was a director or officer of the Corporation, (b) who is or was serving at the request of the Corporation as a director or officer of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, or other enterprise, or (c) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

10.2 Indemnification of Others

The Corporation shall have the power, to the extent and in the manner permitted by the Code, to indemnify each of its employees and agents (other than directors and officers) against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent (as defined in Section 317(a) of the Code) of the Corporation. For purposes of this Article X, an “employee” or “agent” of the Corporation (other than a director or officer) includes any person (a) who is or was an employee or agent of the Corporation, (b) who is or was serving at the request of the Corporation as an employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, or other enterprise, or (c) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

10.3 Payment of Expenses in Advance

Expenses incurred in defending any proceeding for which indemnification is required pursuant to Section 10.1, or for which indemnification is permitted pursuant to Section 10.2 following authorization thereof by the Board of Directors, may be advanced by the Corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay that amount if it shall be determined ultimately that the indemnified person is not entitled to be indemnified as authorized by this Article X.

10.4 Indemnification not Exclusive

The indemnification provided by this Article X for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the Corporation but not involving a breach of duty to the Corporation and its shareholders shall not be deemed exclusive of any other rights to those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the Articles of Incorporation.

10.5 Insurance Indemnification

The Corporation shall have the power to purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in that capacity or arising out of that agent’s status as such, whether or not the Corporation would have the power to indemnify the agent against that liability under the provisions of this Article X.

10.6 Conflicts

Subject to the requirements of Section 317 of the Code, no indemnification or advance shall be made under this Article X, except as provided in Section 317(d) or Section 317(e)(4) of the Code, in any circumstance where it appears:

(a) that it would be inconsistent with a provision of the Articles of Incorporation, these Bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

ARTICLE XI

EMERGENCY PROVISIONS

11.1 General

The provisions of this Article XI shall be operative only during any emergency as such term is defined in Section 207 of the Code (each, an “emergency”). During an emergency, the provisions of this Article XI shall override all other Bylaws of the Corporation in conflict with any provisions of this Article XI, and shall remain effective during the emergency, and shall not be effective after the emergency ends; provided that all actions taken in good faith pursuant to such provisions shall thereafter remain in full force and effect unless and until revoked by action taken pursuant to the provisions of these Bylaws other than those contained in this Article XI.

11.2 Meetings; Notice of Meetings

During any emergency, a meeting of the Board of Directors or any committee thereof may be called by any member of the Board of Directors or the Chief Executive Officer, Secretary or Chief Financial Officer of the Corporation or any of the Designated Officers (as such term is defined below). Notice of the place, date, and time of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors or committee members and Designated Officers as, in the reasonable judgment of the person calling the meeting, it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit. For purposes of this Article XI, the term “Designated Officer” means an officer identified on a numbered list of officers of the Corporation who shall be deemed to be, in the order in which they appear on the list up until a quorum is obtained, members of the Board of Directors or of any committee thereof, as the case may be, for purposes of obtaining a quorum during an emergency pursuant to Section 11.5, which officers have been designated by the Board of Directors from time to time but in any event prior to the occurrence of an emergency.

11.3 Unavailable Directors

All directors of the Corporation who are not available to perform their duties as directors or whose whereabouts are unknown shall automatically cease to be directors, with like effect as if such persons had resigned as directors, so long as such unavailability continues, after which time such persons shall be automatically reinstated.

11.4 Authorized Number of Directors

The authorized number of directors shall be the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 11.3, or the minimum number required by law, whichever number is greater.

11.5 Quorum

At any meeting of the Board of Directors called in accordance with Section 11.2, the number of directors necessary to constitute a quorum shall be one-third (1/3) of the authorized number of directors as determined pursuant to Section 11.4, or, if a greater number, the minimum number as, pursuant to law or lawful decree then in force, it is possible for the bylaws of the Corporation to specify. At any meeting of any committee of the Board of Directors called in accordance with Section 11.2, the presence or participation of one committee member shall constitute a quorum. In the event that no directors are able to attend a meeting of the Board of Directors or any committee thereof, the Designated Officers in attendance shall serve as directors or committee members, as the case may be, for the meeting, without any additional quorum requirement and will have full powers to act as directors or committee members, as the case may be.

CERTIFICATE OF ADOPTION OF

AMENDED AND RESTATED BYLAWS

OF

APPLE INC.

The undersigned hereby certifies that they are the duly elected, qualified, and acting Senior Vice President, General Counsel and Secretary of Apple Inc., a California corporation (the “Corporation”), and that the foregoing amended and restated bylaws were adopted as the Corporation’s bylaws as of August 17, 2022, by the Corporation’s Board of Directors.

The undersigned has executed this Certificate as of August 17, 2022.

/s/ Katherine Adams
Katherine Adams
Senior Vice President, General Counsel and Secretary